Exhibit 10.26
AMENDMENT TO TRANSITION AGREEMENT DATED AUGUST 28, 2024

Salesforce, Inc. (the "Company") and Amy Weaver (together, the “Parties”) hereby amend the Transition Agreement dated August 28, 2024 (the "Agreement") as follows: (i) Ms. Weaver will continue in the role of Chief Financial Officer of the Company through March 20, 2025 and; (ii) March 21, 2025 will be the new Transition Date for purposes of the Agreement and the date she will become Special Advisor to the CEO. Further, if Ms. Weaver provides notification of early termination of the Transition Period pursuant to Section III.B. of the Agreement, then, notwithstanding anything to the contrary in Section III.B of the Agreement, in exchange for providing two months of continued Services, as reasonably requested, to the Company as an independent contractor following the Separation Date, Ms. Weaver’s then-outstanding options and RSUs shall continue to vest for the duration of the two-month period in accordance with their terms.

/s/ Amy Weaver	3/4/2025
Amy Weaver	Date

/s/ Sabastian V. Niles	3/4/2025
Sabastian V. Niles	Date